Exhibit 32.1

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of ANN INC. (the "Company") on Form 10-Q for the period ended May 4, 2013 as filed with the Securities and Exchange Commission (the "Report"), we, Kay Krill, Chief Executive Officer of the Company, and Michael J. Nicholson, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of each of our knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:    June 6, 2013    /s/ Kay Krill
Kay Krill
Chief Executive Officer

Date:    June 6, 2013                    /s/ Michael J. Nicholson
Michael J. Nicholson
Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to ANN INC. and will be retained by ANN INC. and furnished to the Securities and Exchange Commission or its staff upon request.

This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.